Exhibit 3(I) 3

FILED IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA OCT 15 1997 NO. C19816-96 /s/ Dean Heller DEAN HELLER SECRETARY OF STATE

CERTIFICATE AMENDING ARTICLES OF INCORPORATION

OF

ADVANCED MEDICAL SYSTEMS INC.

The undersigned, being the President and Secretary of ADVANCED MEDICAL SYSTEMS INC., a Nevada Corporation, hereby certify that by majority vote of the board of Directors and majority vote of the stockholders at a meeting held on         10/14/97       , it was agreed by unanimous vote that this CERTIFICATE AMENDING ARTICLES OF INCORPORATION be filed.

The undersigned further certifies that the original Articles of Incorporation of ADVANCED MEDICAL SYSTEMS INC. were filed with the Secretary of State of Nevada on the 19th day of September, 1996. The undersigned farther certifies that ARTICLE FOURTH of the original Articles of Incorporation filed on the 19th day of September, 1996, herein is amended to read as follows:

ARTICLE FOURTH

That the total number of voting common stock authorized that may be issued by the Corporation is 50 million (50,000,000) shares of stock with a par value of $.001 and that the total number of non-voting preferred stock authorized that may be issued by the Corporation is 5 million (5,000,000) shares of stock at a par value of $.001. Said shares without nominal or par value may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.

CERTIFICATE AMENDING ARTICLES OF INCORPORATION

OF

ADVANCED MEDICAL SYSTEMS INC.

CONTINUED

The undersigned hereby certify that they have ors this     14th    day of         October      , 1997, executed this Certificate Amending the original Articles of Incorporation heretofore filed with the Secretary of State of Nevada.

/s/ Nicholas George President

/s/ Peter George Secretary

STATE OF        Californaia     )
            )SS:
COUNTY OF          Orange      )

On this      14th      day of          October        , 1997, before me, the undersigned, Jennifer Jackson, a Notary Public in and for the County of    Orange  , State of     California     personally appeared:         Nicholas George, Peter George     .  Known to me to be the person(s) whose name(s) are subscribed to the foregoing Certificate Amending Articles of Incorporation and acknowledged to me that they executed the same.

/s/ Jennifer Jackson Notary Public

JENNIFER JACKSON COMM. #1111137 NOTARY PUBLIC. CALIFORNIA ORANGE COUNTY My. Comm. Exp.: Oct. 18, 2000

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